PRICING AGREEMENT
                                -----------------


Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Credit Suisse First Boston Corporation
As Representatives of the several
Underwriters named in Schedule I hereto
   c/o Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
          World Financial Center
          250 Vesey Street
          New York, New York 10281


                                                                  June 8, 2001

Ladies and Gentlemen:

      USA Education, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated as of June 7, 2001 (the "Underwriting Agreement"), between the Company on the one hand and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                          Very truly yours,

                                          USA EDUCATION, INC.


                                          By: /s/ John F. Remondi
                                              ---------------------------------
                                              Name:  John F. Remondi
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Accepted as of the date hereof:

    MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By: /s/ Scott G. Primrose
    -------------------------------
    Name:   Scott G. Primrose
    Title:  Authorized Signatory


On behalf of each of the Underwriters

                                   SCHEDULE I



                                                                   PRINCIPAL
                                                                   AMOUNT OF
                                                                   DESIGNATED
                                                                   SECURITIES
                                                                     TO BE
                         UNDERWRITER                               PURCHASED
                         -----------                               ---------

Merrill Lynch, Pierce, Fenner & Smith
       Incorporated .......................................      $253,000,000


Credit Suisse First Boston Corporation ....................      $127,000,000


Total......................................................      $380,000,000
                                                                 ============

                                   SCHEDULE II


TITLE OF DESIGNATED SECURITIES:
     Senior Notes due June 16, 2004.

AGGREGATE PRINCIPAL AMOUNT:
     $380,000,000.

PRICE TO PUBLIC:

     100% of the principal amount of the Designated Securities.

PURCHASE PRICE BY UNDERWRITERS:

     99.80% of the principal amount of the Designated Securities.

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by two global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds.

TIME OF DELIVERY:

      11:00 a.m. (New York City time), June 15, 2001.

INDENTURE:

     Indenture, dated as of October 1, 2000, between USA Education, Inc. and The Chase Manhattan Bank, as trustee, and Third Supplemental Indenture, dated June 15, 2001, between USA Education, Inc. and The Chase Manhattan Bank, as trustee.

MATURITY:

     June 16, 2004.

INTEREST RATE:

     Three-month LIBOR, as determined on the second business day before the applicable accrual period, plus 0.28%.

     Interest will accrue from the date of original issuance, June 15, 2001.

INTEREST PAYMENT DATES:

     Quarterly on March 16, June 16, September 16 and December 16 of each year (or if such date falls on a day which is not a business day, on the next succeeding business day), with the first payment of interest to be made on September 17, 2001.

REDEMPTION PROVISIONS:

     No provisions for redemption.

SINKING FUND PROVISIONS:

     No sinking fund provisions.

FLOATING RATE PROVISIONS:

     Annual interest rate will be 0.28% over three-month LIBOR, as determined on the second business day before the applicable accrual period.

DEFEASANCE PROVISIONS:

     No defeasance provisions.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Offices of USA Education, Inc.
     11600 Sallie Mae Drive
     Reston, Virginia 20193

ADDITIONAL CLOSING CONDITIONS:

     None.

NAMES AND ADDRESSES OF REPRESENTATIVES:

   Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
     World Financial Center
     250 Vesey Street
     New York, New York 10281

   Credit Suisse First Boston Corporation
     11 Madison Avenue
     New York, New York  10010

   Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be entitled to execute documents and instruments on behalf of the Representatives and the Underwriters.

OTHER TERMS:

   None.